Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Suburban Propane Partners, L.P. of our report dated October 21, 1999 (except for Note 14, which is as of December 3, 1999) relating to the financial statements and financial statement schedules appearing in its Annual Report on Form 10-K for the year ended September 25, 1999. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP
Florham Park, NJ
January 20, 2000